Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated August 24, 2015 with respect to the audited financial statements of HT SKILLS LTD for the years ended December 31, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

September 4, 2015